CrossFirst Bankshares Names Ben Clouse as Chief Financial Officer
Former Waddell & Reed Executive Joins CrossFirst Leadership Team

LEAWOOD KANSAS., June 21, 2021/PR Newswire/ - CrossFirst Bankshares, Inc. (NASDAQ: CFB), announced today that it has named Ben Clouse as Chief Financial Officer. In the CFO role, Mr. Clouse will lead the financial organization and be responsible for overall long-range financial planning and reporting as well as support execution of the bank’s growth strategy.

“After conducting a thorough nationwide search, we are pleased to have found the ideal CFO candidate right here in Kansas City,” said President & CEO of CrossFirst Mike Maddox. “Ben has deep and extensive experience in leading financial operations as well as driving operational change, including as the Chief Financial Officer of a publicly-traded company. He will be a key part of our executive leadership team and I know will be instrumental in helping us to continue to grow strategically as well as meet the evolving and changing needs of our clients.”

Prior to joining CrossFirst, Mr. Clouse was CFO of Waddell & Reed, Financial, Inc. (Waddell).  Waddell was the holding company for one of the oldest mutual fund companies in the United States (Ivy Funds) and a nationwide broker-dealer and investment advisor (Waddell & Reed Financial Advisors). As CFO, Mr. Clouse was a member of the executive leadership team leading accounting, data analytics, financial planning and analysis, investor relations, procurement, tax, and treasury.

“I am incredibly excited about the opportunity to join the CrossFirst team at such an exciting and important time, both for the company and the industry,” said Clouse. “The pace of change in banking stands to only continue to increase, and I believe that the entrepreneurial spirit that is one of the hallmarks of CrossFirst positions us incredibly well going forward as we continue to deepen our presence in existing markets and look at new opportunities on the horizon.”

Mr. Clouse began his career in the audit practice of Deloitte and has held successive roles of increasing responsibility across multiple financial disciplines in a variety of industries including financial services, banking, consumer retail and digital tax preparation and transportation.  Mr. Clouse obtained a business degree and a Master of Accountancy from Kansas State University and has been previously licensed as a Certified Public Accountant and previously designated as a Financial Industry Regulatory Authority (FINRA) Series 27 Financial and Operations Principal license holder.

Mr. Clouse succeeds David O’Toole as CFO, who announced his retirement from CrossFirst earlier this year. Mr. O’Toole will remain in his role as Chief Investment Officer while supporting an orderly transition.

“I again want to thank David O’Toole for his service to CrossFirst and our clients over the past 15 years,” added Mike Maddox. “We will continue to benefit from David’s leadership and experience as a strategic advisor to the company going forward.”

Mr. Clouse begins his role as CFO effective July 12, 2021.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about CrossFirst Bankshares, Inc.’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to; (i) our ability to successfully manage our credit risk and the sufficiency of our allowance; (ii) capital and credit market volatility, (iii) local and global business and economic conditions, (iv) our anticipated growth strategies, (v) changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the current administration and (vi) our future business development, results of operations and financial condition. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and CrossFirst undertakes no duty to update such information, except as required under applicable law.

About CrossFirst Bankshares
CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly owned subsidiary CrossFirst Bank, which is headquartered in Leawood, Kansas. CrossFirst is a full-service bank that offers a suite of products and services to businesses, professionals, individuals and families. CrossFirst is comprised of an experienced team of bankers united around a single purpose of serving people in extraordinary ways. For more information on CrossFirst Bankshares, visit https://investors.crossfirstbankshares.com/investor-relations.

Media Contact Meggin Nilssen CrossFirst Bank 816.895.4604 meggin.nilssen@crossfirstbank.com	Investor Relations Matt Needham CrossFirst Bankshares, Inc. 913.312.6822 matt@crossfirst.com